SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                             (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[ ]     Preliminary Proxy Statement
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12
[ ]     Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))

                         GEORGIA GULF CORPORATION
             (Name of Registrant as Specified In Its Charter)


  (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
      Item 22(a)(2) of Schedule 14A
[ ]  $500 per each party to the controversy pursuant to Exchange Act rule
       14a-6(i)(3)
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:


[ ]  Fee paid previously with preliminary materials.
[ ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount previously Paid:

     2)  Form, Schedule or Registration Statement No:

     3)  Filing Party:

     4)  Date Filed:

                         GEORGIA GULF CORPORATION
                       400 Perimeter Center Terrace
                                Suite 595
                         Atlanta, Georgia  30346


                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held May 16, 1995


To the Stockholders:

     The Annual Meeting of Stockholders of Georgia Gulf Corporation will be held in the Conference Center at the South Terraces, 115 Perimeter Center Place, Atlanta, Georgia 30346, on May 16, 1995 at 1:30 p.m. local time for the following purposes:

          (1)  To elect two Directors to serve for a term of three years;

          (2) To consider and take action to approve and adopt the 1995 Employee Stock Purchase Plan;

          (3) To consider and take action upon the ratification of the selection of Arthur Andersen LLP to serve as the independent public accountants for the Company for the year ending December 31, 1995; and

          (4) To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 20, 1995, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

     You are cordially invited to attend the meeting. However, whether or not you plan to be personally present at the meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed postage prepaid envelope.

                         By Order of the Board of Directors,


                         Joel I. Beerman
                         Vice President, General Counsel
                         and Secretary

Dated:  March 29, 1995

                         GEORGIA GULF CORPORATION

                       400 Perimeter Center Terrace
                                Suite 595
                         Atlanta, Georgia  30346

                              PROXY STATEMENT
        For Annual Meeting of Stockholders To Be Held May 16, 1995

                                 GENERAL

     This proxy statement and the accompanying form of proxy are being furnished to the stockholders of Georgia Gulf Corporation (the "Company") on or about March 30, 1995 in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 16, 1995 at 1:30 p.m. local time in the Conference Center at the South Terraces, 115 Perimeter Center Place, Atlanta, Georgia 30346, and any adjournment thereof. Any stockholder who executes and delivers a proxy may revoke it at any time prior to its use by (i) giving written notice of revocation to the Secretary of the Company, (ii) executing a proxy bearing a later date, or (iii) appearing at the meeting and voting in person.

     Unless otherwise specified, all shares represented by effective proxies will be voted in favor of (i) election of the two nominees as Directors; (ii) approval and adoption of the 1995 Employee Stock Purchase Plan; and (iii) ratification of the selection of Arthur Andersen LLP to serve as the independent public accountants for the Company for the year ending December 31, 1995. The Board of Directors does not know of any other business to be brought before the meeting, but as to any such other business, proxies will be voted upon any such matters in accordance with the best judgment of the person or persons acting thereunder.

     The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited in person or by telephone or telegram by Directors and officers of the Company who will not receive additional compensation for such services. The Company has retained W.F. Doring & Co. to assist in the solicitation of proxies for a fee not to exceed $5,000. Brokerage houses, nominees, custodians and fiduciaries will be requested to forward soliciting material to beneficial owners of stock held of record by them, and the Company will reimburse such persons for their reasonable expenses in doing so.

     Only holders of record of outstanding shares of Common Stock of the Company at the close of business on March 20, 1995, are entitled to notice of, and to vote at the meeting. Each stockholder is entitled to one vote for each share held on the record date. There were 39,899,216 shares of Common Stock outstanding and entitled to vote on March 20, 1995.

     When a quorum is present at the meeting, the vote of the holders of a majority of the stock having voting power present in person or by proxy shall decide the action proposed in each matter listed in the accompanying Notice of Annual Meeting of Stockholders except the election of directors, who are elected by a plurality of all votes cast. Abstentions and broker "non-votes" will be counted as present in determining whether the quorum requirement is satisfied. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal pursuant to discretionary authority or instructions from the beneficial owner, but does not vote on another proposal because the nominee has not received instruction from the beneficial owner and does not have discretionary power. The aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the meeting, whether those stockholders vote "For," "Against" or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of such proposals, and the total number of votes cast "For" each of these proposals will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting by a stockholder on a proposal has the same effect as a vote "Against" such proposal. Broker "non-votes" are not counted for purposes of determining whether a proposal has been approved.


                          PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of March 20, 1995 regarding the ownership of the Company's Common Stock by each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock.

                                   Amount and
                                   Nature of
Name and Address of                Beneficial          Percent of
Beneficial Owner(1)                Ownership           Class

Loomis, Sayles & Company, L.P.     3,641,415(2)         9.13%
One Financial Center
Boston, MA  02111

James R. Kuse                      2,784,586(3)         6.98%
400 Perimeter Center Terrace
Suite 595
Atlanta, GA  30346

Nicholas-Applegate Capital
  Management                       2,205,162(4)         5.53%
600 West Broadway, 29th Floor
San Diego, CA 92101

(1) The information shown above is based upon information furnished to the Company by the named persons. Beneficial ownership as reported in the table has been determined in accordance with Securities and Exchange Commission regulations. All persons shown in the table have sole voting and investment power with regard to the shares shown except as otherwise indicated.

(2) According to the Schedule 13G of Loomis, Sayles & Company, L.P., ("Loomis"), Loomis is the beneficial owner of 3,641,415 shares, which includes 1,636,713 shares with respect to which Loomis has sole voting power and 3,641,415 shares with respect to which Loomis has shared dispositive power.

(3) Includes 70,500 shares owned by Mr. Kuse's wife; 195,266 shares held in trust for the Kuse Foundation, of which Mr. Kuse and his wife are trustees; 440,400 shares held in trust for the benefit of Mr. Kuse and 440,400 shares held in trust for the benefit of Mrs. Kuse.

(4) According to the Schedule 13G of Nicholas-Applegate Capital Management, ("Nicholas"), Nicholas is the beneficial owner of 2,205,162 shares, which includes 904,913 shares with respect to which Nicholas has sole voting power and 2,205,162 shares with respect to which Nicholas has sole dispositive power.



                          ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation, as amended, provides that the Board of Directors be divided into three classes, each consisting, as nearly as possible, of one-third of the total number of Directors constituting the Board of Directors, with each class to serve for a term of three years. Accordingly, the following nominees, each of whom is an incumbent Class II Director, are proposed for election in Class II, to serve a term of three years:

               Class II
               - Alfred C. Eckert III
               - Jerry R. Satrum

Unless instructed otherwise, the proxies will be voted for the election of the two nominees named above to serve for a term of three years. If any nominee is unable to serve, proxies may be voted for a substitute nominee selected by the Board of Directors.

             NOMINEES FOR ELECTION IN CLASS II ON MAY 16, 1995

     Alfred C. Eckert III, age 47, has served as a Director of the Company since May 1985. Mr. Eckert has been President of Greenwich Street Capital
Partners, Inc., a division of Travelers, Inc., since January, 1994 and a principal of Greycliff Partners, Ltd. since December 1991. Prior to December 1991, he had been a partner of Goldman, Sachs & Co., investment advisors to the Company, for more than five years. Mr. Eckert is a director of HBO & Company.

     Jerry R. Satrum, age 50, has served as Chief Executive Officer of the Company since February 1991 and as President since May 1989 and prior thereto served as Vice President - Finance and Treasurer from its inception. Mr. Satrum has been a Director of the Company since its inception.


                           CONTINUING DIRECTORS

     John D. Bryan, age 61, served as Vice President - Operations of the Company from its inception on January 1, 1985, until his retirement effective
December 31, 1989. He continues to serve as a Director of the Company, a position he has held since inception.

     Dennis M. Chorba, age 54, served as Vice President - Administration from February 1992 until his retirement, effective March 31, 1994. Mr. Chorba also served as Vice President and General Counsel from May 1989 to February 1992 and as Vice President - Legal and Human Resources from the Company's inception until May 1989. Mr. Chorba was elected as a Director of the Company in February 1994.

     Robert E. Flowerree, age 74, has served as a Director of the Company since May 1985. Mr. Flowerree has been a private investor since 1983. Prior thereto, he was Chairman of the Board of Directors of Georgia-Pacific Corporation.

     Holcombe T. Green, Jr., age 55, has served as a Director of the Company since its inception. Since October 1992, Mr. Green has served as Chairman and Chief Executive Officer of WestPoint Stevens Inc., a textile manufacturing company. Mr. Green has been the principal of Green Capital Investors, L.P. since October 1987. Mr. Green is also Chairman of the Board of HBO & Company and is a director of Rhodes, Inc. and American Buildings Company.

      James R. Kuse, age 64, has served as Chairman of the Board and a Director of the Company since its inception. From March 1985 until February 1991, Mr. Kuse also served as Chief Executive Officer, and from its inception until May 1989 served as President. Mr. Kuse is a director of Rhodes, Inc.

     Edward S. Smith, age 75, has served as a Director of the Company since May 1985. Mr. Smith has been President of Ted Smith & Company, an international business consulting company, since March 1986.

     Directors are elected annually to serve until the expiration of the term of their Class or until their successors are elected and qualified. The
Chairman, provided he is not employed by the Company, is paid an annual fee of $42,000; an attendance fee of $1,500 per meeting; is reimbursed for travel expenses and is provided an office, the use of a Company-owned or Company-leased vehicle and financial and tax consulting services. Directors who are not executive officers of the Company are paid an annual fee of $30,000 and an attendance fee of $1,500 per meeting and are reimbursed for travel expenses.

     Alfred C. Eckert III, Robert E. Flowerree, Holcombe T. Green, Jr. and Edward S. Smith serve as the Audit Committee of the Board of Directors. The primary functions of the Audit Committee are to review the adequacy of the system of internal controls and management information systems and to review the planning and results of the audit examination with the Company's independent public accountants. The Committee held one meeting in 1994 in conjunction with a regular Board of Director's meeting.

     The Board of Directors has no standing nominating or compensation committees. The Board of Directors held four meetings in 1994. During the last fiscal year, no Director attended fewer than 75% of the total number of meetings of the Board of Directors and any committee on which he served. No Director or executive officer of the Company is related to any other Director or executive officer of the Company.

                     SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information concerning the number of shares owned by each Director and each executive officer and by all Directors and officers of the Company as a group as of March 20, 1995.

                         Amount and
                         Nature of
Name of                  Beneficial          Percent of
Beneficial Owner         Ownership(1)        Class (1)

James R. Kuse            2,784,586(2)         6.98%
John D. Bryan            1,422,682(3)         3.57%
Jerry R. Satrum          1,126,285(4)         2.82%
Dennis M. Chorba           958,610(5)         2.40%
Holcombe T. Green, Jr.     930,006(6)         2.33%
Robert E. Flowerree        200,690(7)          *
Edward A. Schmitt          117,275(8)          *
Richard B. Marchese         81,144(9)          *
Thomas G. Swanson           80,619(10)         *
Joel I. Beerman             62,344(11)         *
Mark J. Seal                46,014(12)         *
Gary L. Elliott             33,450             *
Edward S. Smith             32,510             *
Alfred C. Eckert III         8,180             *
All Directors and
     officers as a
     group (14 persons)  7,884,395(13)       19.76%

*   Represents less than 1%.


(1) Unless otherwise indicated, each person has sole voting and dispositive power with respect to all shares listed opposite his name.

(2) Includes 70,500 shares owned by Mr. Kuse's wife; 195,266 shares held in trust for the Kuse Foundation, of which Mr. Kuse and his wife are trustees; 440,400 shares held in trust for the benefit of Mr. Kuse and 440,400 shares held in trust for the benefit of Mrs. Kuse.

(3) Includes 189,838 shares owned by Mr. Bryan's wife and 282,606 shares held in trust for The Challenge Foundation, of which Mr. Bryan is trustee.

(4) Includes 50,000 shares owned by Mr. Satrum's wife; 6,490 shares held by Mrs. Satrum as trustee for their child; and 48,316 shares held by Mr. Satrum as trustee for John Bryan's children.

(5) Includes 47,000 shares owned by Mr. Chorba's wife; 1,960 shares held in trust for the Chorba Educational Trust; 2,500 shares held in trust for The Covenant Foundation; and 200,000 shares held in trust in the Chorba Charitable Remainder Trust. Mr. and Mrs. Chorba are trustees for all such trusts.

(6) Includes 391,436 shares held in trust for the benefit of Mr. Kuse's children and grandchild, with respect to which Mr. Green is trustee; 86,250 shares owned by Mr. Green's wife; 92,400 shares held by a limited partnership of which Mr. Green's wife is a general partner; and 1,997 shares held in an Individual Retirement Account for the benefit of Mr. Green.

(7)  Includes 5,640 shares owned by Mr. Flowerree's wife.

(8) Includes 9,200 shares owned by Mr. Schmitt's children and 21,000 shares which may be acquired pursuant to presently exercisable options.

(9) Includes 1,700 shares held in trust for Mr. Marchese's children, for which Mrs. Marchese is trustee and 40,000 shares which may be acquired pursuant to presently exercisable options.

(10) Includes 15,000 shares owned by Mr. Swanson's wife and 35,000 shares which may be acquired pursuant to presently exercisable options.

(11) Includes 20,000 shares owned by Mr. Beerman's wife and 6,000 shares which may be acquired pursuant to presently exercisable options.

(12) Includes 12,000 shares which may be acquired pursuant to presently exercisable options.

(13) Includes 87,000 shares which may be acquired pursuant to presently exercisable options.



                           EXECUTIVE COMPENSATION

Cash Compensation

     The following table sets forth the cash compensation for the last three years ended December 31 for the Chief Executive Officer and the other executive officers of the Company who were serving at year end for such services in such capacities.

                                      SUMMARY COMPENSATION TABLE
                                                                 Long-Term
                                        Annual Compensation      Compensation
                                                                 Securities
                                                                 Underlying          All Other
Name and Principal Position   Year      Salary($)   Bonus($)     Options(#)    Compensation ($)(1)

Jerry R. Satrum               1994      454,008     419,200         0          11,926(2)
President and Chief           1993      436,800           0         0          11,022
Executive Officer             1992      420,000           0         0          10,889

Richard B. Marchese           1994      243,000     200,000      35,000        15,072(2)
Vice President -              1993      234,000           0         0          14,949
Finance, Chief Financial      1992      225,000           0         0          14,816
Officer & Treasurer

Thomas G. Swanson             1994      243,000     200,000      35,000        15,463(2)
Vice President -              1993      234,000           0         0          15,340
Supply & Corporate            1992      225,000           0         0          15,207
Development

Gary L. Elliott(3)            1994      200,016     160,000      35,000        10,630(2)
Vice President -              1993      133,090           0         0           7,497
Marketing and Sales,          1992        --           --          --              --
Commodity Chemicals Group

Edward A. Schmitt(3)          1994      200,016     160,000      35,000        11,675(2)
Vice President -              1993      160,986           0         0            7,497
Operations, Commodity         1992        --           --          --             --
Chemicals Group

Mark J. Seal(3)               1994      200,016     160,000      35,000         9,680(2)
Vice President -              1993      144,386           0         0           7,497
Polymer Group                 1992        --           --          --              --

Joel I. Beerman(4)            1994      179,182     160,000      35,000         8,739(2)
Vice President -              1993        --           --          --             --
General Counsel and           1992        --           --          --             --
Secretary


(1) Includes amounts paid under the Company's Savings and Capital Growth Plan, a defined contribution plan and amounts included as income under the Company's Life Insurance Program.

(2) For 1994, the Company contributed the amount of $7,620 for each executive officer under the Savings and Capital Growth Plan. Amounts included as income under the Company's Life Insurance Program for 1994 were as follows: for Mr. Satrum, $4,306; for Mr. Marchese, $7,452; for Mr. Swanson, $7,843; for Mr. Elliott, $3,010; for Mr. Schmitt, $4,055; for Mr. Seal, $2,060; and for Mr. Beerman, $1,119.

(3) Mr. Elliott was named Vice President - Marketing and Sales, Commodity Chemicals Group, Mr. Schmitt was named Vice President - Operations, Commodity Chemicals Group and Mr. Seal was named Vice President - Polymer Group effective August, 1993.

(4) Mr. Beerman was named Vice President - General Counsel and Secretary effective February, 1994.


Option Grants in the Last Fiscal Year

     The following table sets forth information regarding options to purchase shares of the Company's Common Stock granted in August 1994 to officers of the Company under the Company's 1990 Equity Incentive Plan. The options become exercisable in amounts equal to one-fifth of the total shares awarded to each optionee on June 30, 1995; and each June 30 thereafter until 1999 provided that the optionee has remained in the continuous employ of the Company. In the event the Company experiences a "Change in Control", any options or portions thereof which have not yet expired become immediately exercisable. Generally, a "Change in Control" shall have occurred (i) if the Company is merged or consolidated with an entity or sells substantially all of its assets to an entity and immediately thereafter the Company's shareholders have less than a majority of the combined voting power of the outstanding securities of the combined or acquiring entity, (ii) in the case of an acquisition by a person of more than 15% of the Company's Common Stock, (iii) in the case of a tender or exchange offer for more than 15% of the Company's Common Stock or (iv) if certain changes in the Company's Board of Directors occur.

                                           INDIVIDUAL GRANTS


                      Number of    % of Total                                           Potential Realizable Value
                      Securities   Options                                              at Assumed Annual Rates of
                      Underlying   Granted          Exercise                              Stock Price Appreciation
                      Options      to Employees     Price            Expiration              for Option Term(1)
Name                  Granted (#)  in Fiscal Year   ($/Sh)                Date           5%($)           10%($)

Richard B. Marchese      35,000       16.66          36.50          August 30, 2004     803,250        2,035,950
Thomas G. Swanson        35,000       16.66          36.50          August 30, 2004     803,250        2,035,950
Gary L. Elliott          35,000       16.66          36.50          August 30, 2004     803,250        2,035,950
Edward A. Schmitt        35,000       16.66          36.50          August 30, 2004     803,250        2,035,950
Mark J. Seal             35,000       16.66          36.50          August 30, 2004     803,250        2,035,950
Joel I. Beerman          35,000       16.66          36.50          August 30, 2004     803,250        2,035,950



(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the price of the Common Stock. In order to realize the potential values set forth in the 5% and 10% columns of the Option
     Grants Table, the per share price of the Common Stock would be $59.45 and $94.67, respectively.



Aggregated Option Exercises and Fiscal Year End Option Values

     The following table sets forth information regarding option exercises during 1994 by the officers of the Company and the value of options held by the officers at December 31, 1994, based on a value of $38.87 per share, the closing price of the Company's Common Stock (as reported in the Record of Composite Transactions for New York Stock Exchange listed securities and printed in The Wall Street Journal) on December 30, 1994.

                                                  Number of Securities
                        Shares                   Underlying Unexercised         Value of Unexercised
                        Acquired       Value     Options at Fiscal Year         In-the Money Options
                      on Exercise     Realized            End                   at Fiscal Year End ($)
Name                       (#)           ($)    Exercisable/Unexercisable       Exercisable/Unexercisable

Richard B. Marchese                                  45,000/35,000              $1,400,400.00/82,950.00
Thomas G. Swanson          5,000      95,600.00      40,000/35,000              $1,244,800.00/82,950.00
Gary L. Elliott           10,000     160,000.00           0/35,000              $        0.00/82,950.00
Edward A. Schmitt                                    21,000/35,000              $  435,680.00/82,950.00
Mark J. Seal               1,000      26,370.00      12,000/35,000              $  373,440.00/82,950.00
Joel I. Beerman            5,000     148,750.00       6,000/35,000              $  186,720.00/82,950.00



Retirement Plan

     The Company's Officer Retirement Plan (the "Retirement Plan") is represented by separate agreements with each officer of the Company. Subject to certain limitations, the Retirement Plan provides that the Company will make annual payments to Messrs. Satrum, Marchese and Swanson after retirement, disability or other termination for life equal to the greater of 50% of the officer's average annual salary (as shown on the Summary Compensation Table) during the last five years of his employment offset by the amounts payable under the Company's Salaried Employee's Retirement Plan ("SERP") and the value of the Company's contributions to the Company's Savings and Capital Growth Plan ("Savings Plan") or twenty percent (20%) of the officer's average annual salary during the last five years of his employment with no offset and, at the officer's death, will continue to pay 50% of such amount to the officer's surviving spouse for the remainder of such spouse's life. For Messrs. Beerman, Elliott, Schmitt and Seal the Retirement Plan provides that the Company will make annual payments to each officer equal to twenty percent (20%) of such average annual salary. Full benefits are payable upon retirement at age 65 or after attaining age 62 with 15 years of service, including service with Georgia-Pacific Corporation. The estimated annual benefits under the Retirement Plan payable to Messrs. Satrum, Marchese, Swanson, Elliott, Schmitt, Seal and Beerman at normal retirement age, assuming each had met the service requirement and had terminated employment as of December 31, 1994, would be $205,249; $111,200; $111,200; $22,504; $24,488;
$28,820 and $25,929, respectively. If an officer engages in certain competitive activity after retirement, benefits under the Retirement Plan terminate. The formula benefit under the Retirement Plan should exceed any offsetting amounts provided through the SERP and the Savings Plan.

Compensation Committee Interlocks and Insider Participation

  Although the Company has no formal Compensation Committee of the Board of Directors, decisions on executive compensation are made by the non-officer members of the Board, who are James R. Kuse, Robert E. Flowerree, Holcombe T. Green, Jr., Alfred C. Eckert III, John D. Bryan, Edward S. Smith and Dennis M. Chorba. Messrs. Kuse, Bryan and Chorba are former officers of the Company (see "Election of Directors").

                     REPORT ON EXECUTIVE COMPENSATION

  The compensation of the executive officers of the Company is based on a policy of attracting, retaining and rewarding such officers by compensating them at a level competitive with similarly situated employees within the industry. Officer compensation consists of salary, bonus payments under the Company's Management Incentive Bonus Plan, and in the cases of executive officers other than Mr. Satrum, the award of stock options under the Company's 1990 Incentive Equity Plan. Officers participate in the Company's Savings & Capital Growth Plan, Salaried Employees Retirement Plan, Officer Retirement Plan and life insurance program.

  To determine that the annual compensation of the Chief Executive Officer and the other officers of the Company is competitive with similarly situated employees in the industry, the Directors making decisions regarding such compensation referred to the Survey of Industrial Chemicals Companies, comprising 16 chemical companies with sales ranging from under $300 million to over $5 billion, found in the 1994 Conference Board Top Executive Compensation Survey (the "Survey"). The Standard & Poor's Chemical Index, used in the Stock Performance Graph below, includes a smaller group of chemical companies than the 16 included in the Survey. Management believes the Survey is a reliable broad based survey of comparable companies. The Survey reports both annual salary and total current compensation, which is comprised of salary and bonus.

  Compensation of the Chief Executive Officer and the other executive officers are based upon the Survey and are believed to be competitive based on a comparison to the Survey. The Chief Executive Officer's 1994 salary falls below the 25th percentile of CEO's salaries, but his total 1994 current compensation is in the middle 50% range of CEO's current compensation reported in the Survey. Salaries of the Company's other executives are below or within the median ranges reported in the Survey, but total 1994 compensation of those executives is within the middle 50% ranges of current compensation reported in the Survey.

  In 1994, key employees of the Company, including the executive officers, participated in the Company's Management Incentive Bonus Plan. The objective of this plan is to motivate the performance of the participants by creating the potential for increased compensation tied directly to Company profit and individual performance. At the beginning of each year, participants are assigned a bonus level, set primarily by reference to their salary level. A corporate target for earnings before deductions of interest, taxes and depreciation and any extraordinary items, is also established. A participant's bonus payment is increased or decreased by various percentages where the Company's earnings equal between 75% and 150% of the corporate target. Where earnings equal 75% of the target, a participant is paid the minimum of 40% of his or her assigned bonus level; where earnings equal or exceed 150% of the target, a participant is paid a maximum of 200% of his or her assigned level. A participant's bonus may also be increased by up to 20%, in recognition of superior performance or it could be reduced, based on the evaluation of the participant's performance by his or her supervisor. For 1994, the Company's earnings (calculated as required by the Management Incentive Bonus Plan) exceeded 130% of the corporate target, which resulted in bonuses being paid to participants (including officers) at 160% of their assigned bonus levels. Actual bonuses paid to officers are set forth in the Summary Compensation Table above.

  The Chief Executive Officer and the other officers are substantial stockholders of the Company and are thus motivated to act to optimize overall Company performance to the benefit of all stockholders. Also, with the exception of Mr. Satrum, executive officers were awarded stock options in accordance with the Company's 1990 Incentive Equity Plan in 1990 and in 1994. This plan was intended to encourage key executives and managerial employees to become owners of the Company's stock to increase their interest in the Company's long-term success, to provide incentive equity opportunities which are competitive with other similarly situated companies and to stimulate the efforts of such employees by giving suitable recognition for services which contribute materially to the Company's success. Option grants are based on the judgment of the Directors, as the Survey does not include information regarding the granting of options, and the Company is unaware of a comparable survey which does so.

  Although the Company has no formal Compensation Committee of the Board of Directors, decisions on executive compensation are made by the non-officer members of the Board which include all Board members except Jerry R. Satrum.

       James R. Kuse           Alfred C. Eckert III
       Robert E. Flowerree     John D. Bryan
       Holcombe T. Green, Jr.  Edward S. Smith
       Dennis M. Chorba


                          STOCK PERFORMANCE GRAPH

  The following graph is a comparison of the five year cumulative total return among Georgia Gulf Corporation, Standard & Poor's 500 Composite Index and Standard & Poor's Chemical Index. Stock performances were calculated using the assumption that all dividends, including distributions of cash, were reinvested in common stock. The stock performance for Georgia Gulf Corporation was calculated using the assumption that all dividends, including distributions of cash and senior subordinated notes made in the Company's 1990 recapitalization, were reinvested in the Company's Common Stock.


Measurement
Period           Georgia Gulf  S&P 500 Index    Chemicals
1989                   100.00         100.00       100.00
1990                   164.55          96.90        84.91
1991                   358.15         126.42       110.73
1992                   346.53         136.05       121.25
1993                   346.53         149.76       135.60
1994                   602.08         151.74       156.98





      APPROVAL AND ADOPTION OF THE 1995 EMPLOYEE STOCK PURCHASE PLAN

General

  On November 30, 1994, the Board of Directors adopted the 1995 Employee
Stock Purchase Plan ("1995 Plan"), in the form attached hereto as Exhibit A, covering 250,000 shares of Common Stock. The purpose of the 1995 Plan is to give all eligible employees of the Company or any of its subsidiaries who were employees on December 30, 1994, the opportunity to subscribe to purchase shares of Common Stock on an installment basis through payroll deductions and thereby obtain or increase a proprietary interest in the Company. No officers of the Company participate in the 1995 Plan. A total of 748 employees elected to participate in the 1995 Plan, subject to stockholder approval. The number of shares which could be subscribed for is limited to those which can be purchased, at the purchase price on November 1, 1994, with periodic installments of not less than $10 nor more than 15% of the employee's compensation. The purchase price per share is the lower of $31.56, which was 85% of the mean of the high and low sales prices of the Common Stock (as reported in the Record of Composite Transactions for New York Stock Exchange listed securities and printed in The Wall Street Journal) on November 1, 1994 (the offering date) or 85% of the mean of the high and low sales price of the Common Stock (reported as described above) on December 29, 1995. The closing price of the Common Stock on March 20, 1995 (reported as described above) was $28.63.

  Payment for the shares will be made by payroll deductions during a 12-month period which commenced in January 1995 and terminates December 29, 1995. The number of shares subscribed for and the purchase price per share are subject to adjustment in the event of the payment of stock dividends or stock splits and certain other capital adjustments.

  An employee may terminate his subscription at any time before the full purchase price of the shares subscribed for has been paid and will thereupon be entitled to receive the full amount withheld under the employee's subscription agreement. An employee may also reduce the number of shares subscribed for and receive a refund of the amount withheld in excess of the amount which would have been withheld if his subscription had been only the reduced number of shares, or may have the excess applied to reduce the amount of future installments of the purchase price for the reduced number of shares.

Federal Tax Aspects

  The 1995 Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986 (the "Code"). Assuming the 1995 Plan qualifies under the Code, a United States employee who elects to participate in the offering and who is employed by the Company on December 30, 1994 and continuously thereafter for the period ending three months before the date of payment of the full purchase price for the shares subscribed, does not realize income at the time of the offering or when the shares of Common Stock which he purchases are transferred to him. Instead, taxability to the employee is deferred until he disposes of his shares.

  If any employee disposes of shares transferred to him under the 1995
Plan after two years from the date of the offering of such shares and after one year from the date of the transfer of such shares to him, or in the event of the employee's death (whenever occurring) while owning such shares, the amount of ordinary income which the employee realizes for the taxable year in which the date of such disposition falls or for the taxable year closing with his death, whichever applies, is an amount equal to the lesser of (i) the excess of the fair market value of such shares at the time of disposition or death over the amount paid for the shares, or (ii) the excess of the fair market value of such shares at the time of the offering over the amount paid for the shares. In the case of such a disposition by the employee, the excess (if any) of the amount realized over the sum of the amount treated as ordinary income and the amount paid for the shares generally is treated as long-term capital gain. In the case of such a disposition or the employee's death, the Company is not entitled to any compensation deduction from its income.

  If an employee disposes of such shares within such two-year or one-year period, the amount of ordinary income that the employee realizes upon disposition is equal to the excess of the fair market value of the shares on the date of purchase over the amount paid for the shares. The employee's tax basis in such shares at the time of disposition equals the amount paid for the shares plus the amount treated as ordinary income.

  Any gain or loss computed with reference to such adjusted basis which is recognized at the time of disposition generally will be capital gain or loss, either short-term or long-term, depending on the employee's holding period for such shares. In the event of a disposition within such two-year or one-year period the Company generally is entitled to a deduction from income equal to the ordinary income recognized by the employee at the time that the employee includes such amount as income.

              APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Arthur Andersen LLP as independent public accountants for the Company for the year ending December 31, 1995. The Board of Directors recommends that such appointment be ratified.

     Representatives of Arthur Andersen LLP will be present at the meeting and shall have the opportunity to make a statement, if they desire to do so, and respond to appropriate questions.

              OTHER MATTERS THAT MAY COME BEFORE THE MEETING

     Management of the Company knows of no matters other than those stated above which are to be brought before the meeting. However, if any such other matters should be presented for consideration and voting, it is the intention of the persons named in the proxy to vote thereon in accordance with their judgment.

                          STOCKHOLDER PROPOSALS

  Proposals by stockholders intended to be presented at the 1996 annual meeting must be forwarded in writing and received at the principal executive offices of the Company no later than December 1, 1995, directed to the attention of the Secretary, for consideration for inclusion in the Company's proxy statement for the annual meeting of stockholders to be held in 1995. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.


                           Joel I. Beerman
                           Vice President, General
                             Counsel and Secretary

March 29, 1995



                                                          EXHIBIT A

                         GEORGIA GULF CORPORATION

                     1994 Employee Stock Purchase Plan


       1. The Plan. This Plan dated as of November 1, 1993 shall be known as the "1994 Employee Stock Purchase Plan." The purpose of this Plan is to permit certain employees of Georgia Gulf Corporation (the "Company") to obtain or increase a proprietary interest in the Company by permitting them to purchase shares of the Company's Common Stock on a discount basis.

       2. The Offering. The Company shall offer an aggregate of 300,000 shares of its Common Stock, of the par value of $0.01 each, for subscription in the manner and on the terms hereinafter provided by those persons who are Eligible Employees on November 1, 1993 (the "Offering Date"). The purchase price per share shall be the lower of

       (i) 85% of the mean between the high and low sales prices of the Common Stock (as reported in the record of Composite Transactions for New York Stock Exchange listed securities and printed in The Wall Street Journal) on the Offering Date (or on the next regular business date on which shares of the Common Stock of the Company shall be traded in the event that no shares of the Common Stock shall have been traded on the Offering Date); or

       (ii) 85% of the mean between the high and low sales prices of the Common Stock (as reported in the record of Composite Transactions for New York Stock Exchange listed securities and printed in The Wall Street Journal) on December 30, 1994 (or on the preceding regular business date on which shares of the Common Stock shall be traded in the event that no shares of the Common Stock shall have been traded on such date).

       The purchase price per share shall be subject to adjustment in accordance with the provisions of Section 11(a). The shares of Common Stock that may be purchased under this Plan may be authorized but unissued shares, treasury shares or shares acquired on the open market.

       3. Eligible Employees. The "Eligible Employees" shall be those persons, and only those persons, who are employees of the Company on the Offering Date, and whose customary employment is more than 20 hours per week, with the exception of any person who immediately prior to the Offering Date would be deemed for purposes of Section 423(b)(3) of the Internal Revenue Code of 1986 (the "Code") to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company. The term "employees of the Company" in the immediately preceding sentence shall include employees of any corporation in which the Company owns, directly or indirectly, 50% or more of the combined voting power of all classes of stock and which has been designated by the Board of Directors of the Company as a corporation whose employees may participate in the Plan. Notwithstanding anything to the contrary in this Section 3, no officer of the Company subject to Section 16 of the Securities Exchange Act of 1934 who is a "highly compensated employee" within the meaning of Section 414(q) of the Code shall be eligible to participate in this Plan.

       4. Subscriptions. (a) As soon as practicable after the Company has satisfied the requirements of the applicable federal and state securities laws relating to the offer and sale of Common Stock to Eligible Employees pursuant to this Plan, each Eligible Employee shall (subject to the terms of this Plan) be entitled to subscribe, in the manner and on the terms herein provided, for the number of whole shares of Common Stock of the Company designated by him which can be purchased, at the purchase price on the Offering Date, with equal installments of not less than $10 nor more than 15% of his periodic rate of compensation (weekly or semi-monthly, as the case may be), determined as hereinafter provided.

       (b) In the case of all Eligible Employees, the periodic rate of compensation (excluding any bonus or other special compensation) shall be computed on the basis of the rate of compensation in effect immediately prior to the Offering Date.

       (c) This Plan shall be submitted for approval by the stockholders of the Company prior to September 1, 1994. Subscriptions shall be subject to the condition that prior to such date this Plan shall be approved by the stockholders of the Company in the manner contemplated by Section 423(b)(2) of the Internal Revenue Code of 1986. If not so approved prior to such date, this Plan shall terminate, all subscriptions hereunder shall be canceled and be of no further force and effect, and all persons who shall have subscribed for shares pursuant to this Plan shall be entitled to the prompt refund in cash of all sums withheld from or paid by them pursuant to this Plan and subscriptions hereunder, together with simple interest, also in cash, on the amount of such refund computed from the respective dates of withholding, at the rate of 6% per annum.

       (d) Subscriptions pursuant to this Plan shall be evidenced by the completion and execution of a subscription agreement in the form provided by the Company and the delivery thereof to the Company, at the place designated by the Company, prior to December 31, 1993. Subscription agreements shall not be subject to termination or reduction after the full purchase price of all shares covered by such agreement has been withheld or paid as provided herein.

       (e) In the event that upon the termination of the subscription period under this Plan the aggregate number of shares subscribed for pursuant to this Plan shall exceed 300,000, then all subscriptions shall be reduced proportionately, but disregarding fractions of shares, to the extent necessary so that the aggregate number of shares covered by all such subscriptions pursuant to this Plan will not exceed 300,000.

       5. Payment of Purchase Price. Except to the extent provided in Sections 7, 8, 9, and 10, the purchase price of all shares purchased pursuant to this Plan shall be paid in equal installments withheld from the subscribing employee's compensation (weekly or semi-monthly, as the case may be) during the period of 12 consecutive calendar months commencing with January 1994.

       In the event of a change in an employee's payment schedule, an appropriate change shall be made in the schedule of installments to be withheld so that the portion of the purchase price not theretofore withheld will be withheld in equal installments over the remainder of such 12 month period. No amount shall be withheld or paid after December 30, 1994.

       6. Issuance of Shares; Delivery of Stock Certificates. Shares covered by a subscription agreement entered into pursuant to this Plan shall, except to the extent set forth in Section 8(a), be deemed to have been issued and sold on December 30, 1994. Prior to that time, no person shall have any rights as a holder of any shares covered by such a subscription agreement. No adjustment shall be made for dividends or other rights for which the record date is prior to that time except as provided in Section 11(a). Promptly after the full purchase price of all shares covered by a subscription agreement shall have been so withheld or paid, the Company shall issue and deliver a stock certificate or certificates therefor. In the event the amount of accumulated payroll deductions is greater than the full purchase price of all shares covered by a subscription agreement, such excess shall be promptly returned in cash (without interest) to the subscribing employee.

       7. Right to Terminate Subscription or to Reduce Number of Shares Subscribed For. (a) Subject to the provisions of Section 4(d), each subscribing employee shall have the right, at any time before the full purchase price of all shares then covered by his subscription agreement shall have been withheld or paid, to terminate his subscription agreement or to reduce the number of shares covered thereby by notice in writing delivered to the Company.

       (b) A subscribing employee who shall terminate his subscription agreement shall be entitled to request the prompt refund, in cash, of the full amount theretofore withheld from and paid by him pursuant to this Plan and such subscription agreement.

       (c) A subscribing employee who shall reduce the number of shares covered by his subscription agreement shall be entitled, at his option
  (i) to the prompt refund, in cash, of the amount by which the amount theretofore withheld from and paid by him pursuant to this Plan and such subscription agreement exceeds that which would have been so withheld and paid if the number of shares originally subscribed for had been the number to which he has reduced his subscription or (ii) to apply such excess in equal amounts to the reduction of future installments of the purchase price of the reduced number of shares covered by the subscription agreement.

       8(a). Retirement. If a subscribing employee shall retire from the employ of his employer and be eligible at such time to commence, and actually commences, receiving early or normal retirement benefits from the employer's qualified defined benefit plan covering such employee (if no employer-sponsored qualified defined benefit plan covers the employee, then a qualified defined contribution plan), he shall have, during the period of three months following the date of termination (but in no event after December 30, 1994), the right provided in Section 7(b), and if the Plan shall have been approved by the stockholders of the Company pursuant to Section 4(c) prior to the expiration of such three month period, the additional right to receive the number of whole shares which can be purchased at the purchase price on the Offering Date with the full amount theretofore withheld from and paid by him pursuant to this Plan and his subscription agreement, together with cash in an amount equal to any balance of the amount so withheld and paid (without interest on such cash). Such shares shall be delivered to the employee within a reasonable period of time after the employee has notified the Company of his election to exercise this right. Any such retired employee who shall not make a timely election to exercise the foregoing rights shall be deemed to have elected to receive cash in an amount equal to the full amount theretofore withheld pursuant to his subscription agreement.

       8(b). Death or Disability. In the event of the death or disability of a subscribing employee prior to the payment in full of the purchase price of the shares subscribed for by him pursuant to this Plan, the disabled employee or the personal representative of the decedent, as the case may be, shall have the rights provided or referred to in Section 8(a). Any such disabled employee or personal representative who shall not make a timely election to exercise such rights shall be deemed to have elected to exercise the right to receive cash as described in Section 8(a). For purposes of this subsection (b), a subscribing employee shall be deemed "disabled" if the employee would be "disabled" pursuant to the standards set forth in the Georgia Gulf Corporation Salaried Long-Term Disability Plan whether or not he or she is covered under that plan.

       8(c). Termination of Employment Other Than by Reason of Retirement, Death or Disability. In the event of the voluntary or involuntary termination of employment with the Company of a subscribing employee other than by reason of retirement, death or disability, the employee shall be entitled only to the prompt refund, in cash, of the full amount theretofore withheld from and paid by him pursuant to this Plan (without interest on such cash).

       9.  Temporary Layoff and Authorized Leave of Absence.
  (a) Installment payments shall be suspended during a period of inactive service due to temporary layoff or authorized leave of absence without pay. If the subscribing employee shall return to active service prior to December 30, 1994, installment payments shall be commenced or resumed, and he shall be entitled to elect, within 10 days after return to active service but in no event after December 30, 1994, either (i) to make up the deficiency in his account by an immediate lump sum cash payment equal to the aggregate of the installments which would have been withheld had he not been absent, or (ii) to have future installments uniformly increased (to the maximum possible extent) to adjust for such deficiency, or (iii) not to make up such deficiency and to reduce the number of shares under subscription by the number (increased to the next highest whole number) arrived at by dividing the amount of the deficiency by the purchase price per share on the Offering Date. An employee who does not make a timely election pursuant to this Section 9(a) shall be deemed to have elected the alternative described in clause
  (iii) hereof.

       (b) For the purpose of this Plan, a subscribing employee shall be deemed to be terminated from his or her employment with the Company if such layoff or leave of absence exceeds a period of 90 consecutive days, and, in such case, such employee shall have, effective as of the expiration of such 90-day period, only those rights provided in Section 8(c) hereof.

       10.  Insufficiency of Pay to Permit Withholding of Installment.
  (a) If in any payroll period, for any reason other than temporary layoff or authorized leave of absence without pay, a subscribing employee shall receive no pay or his pay shall be insufficient (after all other proper deductions) to permit withholding of his installment payment, the employee may make payment of such installment in cash when due.

       (b) In the event of any failure by a subscribing employee to make timely payment in cash of any installment which cannot be withheld because of the circumstances contemplated by Section 10(a), the Company shall mail a notice of deficiency to such employee at his last known business or home address. If the employee does not make payment in cash of such deficiency within 10 days after the mailing of such notice, such employee shall forfeit his right to make cash payment of installments under Section 10(a) and his rights thereafter shall be limited to the right to receive the number of whole shares which can be purchased at the purchase price on the Offering Date with the full amount of payroll withholdings (including the amount theretofore withheld and any amounts subsequently withheld from available earnings), together with cash in the amount of the balance of such employee's withholdings (without interest on such cash).

       11.  Definition of Common Stock; Effect of Certain Transactions.
  (a) The term "Common Stock" as used in this Plan refers to shares of the Common Stock of the Company as presently constituted and any shares of Common Stock which may be issued by the Company in exchange for or reclassification thereof. If, and whenever, at any time after the Offering Date and prior to the issue and sale by the Company of all of the shares of Common Stock covered by subscription agreements entered into pursuant to this Plan, the Company shall effect a subdivision of shares of Common Stock or other increase (by stock dividend or otherwise) of the number of shares of Common Stock outstanding, without the receipt of consideration by the Company or another corporation in which the Company is financially interested and otherwise than in discharge of the Company's obligation to make further payment for assets theretofore acquired by it or such other corporation or upon conversion of stock or other securities issued for consideration, or shall reduce the number of shares of Common Stock outstanding by a consolidation of shares, then (i) in the event of such an increase in the number of shares outstanding, the number of shares of Common Stock then subject to subscription agreements entered into pursuant to this Plan shall be proportionately increased and the purchase price per share shall be proportionately reduced, and (ii) in the event of such a reduction in the number of such shares outstanding, the number of shares of Common Stock then subject to subscription agreements entered into pursuant to this Plan shall be proportionately reduced and the purchase price per share shall be proportionately increased. Except as provided in this
  Section 11(a), no adjustment shall be made under this Plan or any subscription agreement entered into pursuant to this Plan by reason of any dividend or other distribution declared or paid by the Company.

       (b) Anything in this Plan or in any subscription agreement entered into pursuant hereto to the contrary notwithstanding (except as provided in Section 12), each subscribing employee shall have the right immediately prior to any merger or consolidation of which the Company is not to be the survivor, or the liquidation or dissolution of the Company, to elect (i) to receive the number of whole shares which can be purchased at the purchase price under this Plan with the full amount theretofore withheld from or paid by him pursuant to this Plan and his subscription agreement, together with cash in an amount equal to any balance of the amount so withheld and paid (without interest on such cash), (ii) to prepay in cash in a lump sum the unpaid balance of the purchase price of the shares covered by his subscription agreement or
  (iii) to receive a refund, in cash, of the full amount theretofore withheld, together with simple interest, also in cash, on the amount of such refund computed from the respective dates of withholding, at the rate of 6% per annum. The subscription agreement of any subscribing employee who shall not make such an election shall terminate upon such merger, consolidation, liquidation or dissolution and his rights shall be those provided in clause (i) of this Section 11(b), unless the surviving corporation in its absolute and uncontrolled discretion shall offer such subscribing employee the right to purchase its shares in substitution for his rights under such subscription and he shall accept such offer.

       12. Limitation on Right to Purchase. Anything in this Plan to the contrary notwithstanding, (i) no shares may be purchased under this Plan to the extent not permitted by Section 423(b)(8) of the Internal Revenue Code of 1986, (ii) if at any time when any person is entitled to complete the purchase of any shares pursuant to this Plan, after taking into account such person's rights, if any, to purchase Common Stock of the Company under all other stock purchase plans of the Company, the result would be that during the then current calendar year, such person would have become entitled to purchase during such calendar year under this Plan and all such other plans a number of shares of Common Stock which would exceed the maximum number of shares permitted by the provisions of Section 423(b)(8) of the Internal Revenue Code of 1986, then the number of shares which such person shall be entitled to purchase pursuant to this Plan shall be reduced by the number which is one more than the number of shares which represents such excess, and
  (iii) if any person entitled to subscribe for shares hereunder would be deemed for the purposes of Section 423(b)(3) of the Code to own stock (including the maximum number of shares for which such person would be entitled to subscribe pursuant to the foregoing formula) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company which are issued and outstanding immediately after the Offering Date, the maximum number of shares which such person shall be entitled to subscribe for, pursuant to this Plan shall be reduced to that number which, when added to the number of shares of Common Stock of the Company which such person is so deemed to own (excluding the maximum number of shares for which such person would be entitled to subscribe pursuant to the foregoing formula), is one less than such 5%.

       13. Non-Assignability; Personal Representative of Deceased Employees. (a) None of the rights of an employee under this Plan or any subscription agreement entered into pursuant thereto shall be transferable by such employee otherwise than by will or the laws of descent and distribution and, during the lifetime of such employee, such rights shall be exercisable only by him. Any such attempted transfer not permitted by this Plan or by the subscription agreements shall be void, and the Company shall treat such transfer as cause for termination of the subscription agreements of the transferor and, if the transferee is then a participant in the Plan, the transferee. Notice of termination shall be effected as provided in paragraph 10(b), and the rights of such transferees and transferors shall be limited the right to the prompt refund, in cash, of the full amounts theretofore withheld and paid by them pursuant to this Plan and their subscription agreements.

       (b) References herein, other than in Section 3, hereof, to employees shall be deemed to include the personal representative of a deceased employee.

       14. Shares not Subscribed for During the Offering Period or Subscribed for but not Purchased. Shares referred to herein which shall not be subscribed for, and shares which were subscribed for but thereafter cease to be subject to a subscription agreement hereunder, shall be free from any reservation for use in connection with this Plan and shall have the same status as all other unreserved authorized but unissued shares.

       15. Construction; Administration. All questions with respect to the construction and application of the Plan and subscription agreements entered into pursuant thereto and the administration of this Plan shall be settled by the determination of the Board of Directors of the Company or of one or more other persons designated by it, which determinations shall be final, binding and conclusive on the Company and all employees and other persons.

       16. Notice. Any election or other notice required to be given by a subscribing employee under this Plan shall be in writing and shall be delivered personally or by mail, postage prepaid, addressed to the place designated by the Company for delivery of the subscription agreement.
  If an election is made which requires the payment of a sum of money, such sum shall accompany the written election.

       17. Amendment. The Plan may be amended by the Board of Directors in any way which shall not adversely affect the rights of employees under subscription agreements theretofore entered into pursuant hereto.

PROXY
                         GEORGIA GULF CORPORATION

                 Proxy for Annual Meeting of Stockholders
                               May 16, 1995
             This Proxy Is Solicited by the Board of Directors

  The undersigned hereby appoints James R. Kuse and Jerry R. Satrum, or either of them, with full power of substitution as proxyholders to represent and to vote, as designated hereon, the common stock of the undersigned at the annual meeting of stockholders of the Company to be held on May 16, 1995 and any adjournment thereof.

1.TO ELECT TWO        __FOR ALL NOMINEES  __WITHHOLD AUTHORITY
  DIRECTORS TO        listed below        to vote for all
  SERVE THREE YEARS   (except as          nominees listed below.
                      instructed below)

              Class II: Alfred C. Eckert III; Jerry R. Satrum

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name here.

________________________________________________________________


2.     To approve and adopt the 1995 employee stock purchase plan.

                       __FOR   __AGAINST  __ABSTAIN


3. To ratify appointment of Arthur Andersen & Co. to serve as independent public accountants for the Company for the year ending December 31, 1995.

                       __FOR   __AGAINST  __ABSTAIN


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS
                   (Continued and to be signed on back.)
The shares represented by this proxy card will be voted as directed on the front. IF NO DIRECTION IS GIVEN AND THE PROXY CARD IS VALIDLY EXECUTED, THE SHARES WILL BE VOTED FOR ALL LISTED PROPOSALS. IN THEIR DISCRETION, THE PROXYHOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                           Dated: ________________________, 1995

                           _____________________________________

                           _____________________________________
                              Signature(s) of Shareholder(s)

IMPORTANT: Sign exactly as your name appears at left. Give full title of executor, administrator, trustee, guardian, etc. Joint owners should each sign personally.